Earnings News

Arotech Reports Third Quarter 2019 Results
Ann Arbor, Michigan – November 6, 2019 – Arotech Corporation (NasdaqGM: ARTX) today announced financial results for the quarter and nine months ended September 30, 2019.
Third Quarter 2019 Financial Summary:

Consolidated	Nine months ended September 30,		Three months ended September 30,
U.S. $ in thousands, except per share data	2019	2018	2019	2018
GAAP Measures
Revenue	$67,619	$72,968	$23,574	$23,844
Gross profit	$21,434	$21,639	$7,976	$7,328
Net income (loss)	$(1,078)	$1,420	$(63)	$741
Diluted net income (loss) per share	$(0.04)	$0.05	$0.00	$0.03
Net cash (used in) provided by operating activities	$(595)	$3,382	$3,000	$(266)
Non-GAAP Measures (reconciliation to GAAP measures appears in the tables below)
Adjusted EBITDA	$4,301	$6,042	$2,455	$2,366
Adjusted net income	$1,544	$3,743	$1,490	$1,604
Adjusted net income per share	$0.06	$0.14	$0.06	$0.06
Third Quarter 2019 Segment Results:

Training and Simulation Division	Nine months ended September 30,		Three months ended September 30,
U.S. $ in thousands	2019	2018	2019	2018
Revenue	$44,253	$43,576	$14,894	$14,666
Gross profit	$18,224	$18,064	$6,412	$5,976
Gross profit %	41.2%	41.5%	43.1%	40.7%

Power Systems Division	Nine months ended September 30,		Three months ended September 30,
U.S. $ in thousands	2019	2018	2019	2018
Revenue	$23,366	$29,391	$8,680	$9,179
Gross profit	$3,210	$3,574	$1,564	$1,351
Gross profit %	13.7%	12.2%	18.0%	14.7%
Third Quarter Financial Summary
Revenues for the third quarter of 2019 were $23.6 million, compared to $23.8 million for the corresponding period in 2018, a decrease of 1.1%, primarily due to lower revenues in our Power Systems Division related to the termination of the Company’s Amphibious Assault Vehicle program (“AAV”) by its customer Science Applications International Corporation (“SAIC”) as a result of the United States Marine Corps termination for convenience.

Gross profit for the third quarter of 2019 was $8.0 million, or 33.8% of revenues, compared to $7.3 million, or 30.7% of revenues, for the corresponding period in 2018. The year-over-year increase was primarily due to higher revenues and improved margins in the Company’s Power System Division related to programs that ended in 2018 that had lower margins along with improved product mix in 2019.
Operating expenses were $7.5 million, or 31.6% of revenues, in the third quarter of 2019, compared to operating expenses of $6.2 million, or 25.9% of revenues, for the corresponding period in 2018. Operating expenses were higher year-over-year primarily due to costs associated with the potential merger and costs associated with the implementation of a corporate Enterprise Resource Planning (“ERP”) system in 2019.
Operating income for the third quarter was $520,000 compared to operating income of $1.1 million in the corresponding period in 2018.
Arotech’s net loss for the third quarter of 2019 was $63,000, or $0.00 per basic and diluted share, compared to net income of $741,000, or $0.03 per basic and diluted share, for the corresponding period in 2018.
Adjusted net income per share for the third quarter of 2019 and 2018 was $0.06, respectively. compared to $0.06.
Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) for the third quarter of 2019 was $2.5 million, compared to $2.4 million for the corresponding period of 2018.
Arotech believes information concerning Adjusted EBITDA and Adjusted net income per share enhances overall understanding of Arotech’s current financial performance. Arotech computes Adjusted EBITDA and Adjusted net income per share, which are non-GAAP financial measures, as reflected in the tables below.
Year-to-Date Financial Summary
Revenues for the first nine months of 2019 were $67.6 million, compared to $73.0 million for the comparable period in 2018, a decrease of 7.3%. In the first nine months of 2019, revenues were $44.3 million for the Training and Simulation Division as compared to $43.6 million in the first nine months of 2018, an increase of $676,000, or 1.6%, primarily driven by its larger military contracts and strong commercial vehicle sales. Revenues for the first nine months of 2019 in the Power Systems Division decreased by $6.0 million, or 20.5%, from $29.4 million in the first nine months of 2018 to $23.4 million in the first nine months of 2019, primarily due to the termination of our AAV program by our customer SAIC as a result of the Marines termination for convenience with SAIC on October 3, 2018, lower revenues associated with completed programs as well as less demand for certain of our customer products.
Gross profit for the first nine months of 2019 was $21.4 million, or 31.7% of revenues, compared to $21.6 million, or 29.7% of revenues, for the prior year period. The year-over-year decrease in gross profit was primarily due to lower revenues, offset by improved gross profit margins in the Power System Division related to programs that ended in 2018 that had lower margins along with improved product mix in 2019.
Operating expenses were $20.9 million, or 31.0% of revenues, for the first nine months of 2019, compared to operating expenses of $18.9 million, or 25.9% of revenues, for the corresponding period in 2018. Operating expenses are higher year-over-year primarily due to costs associated with the potential merger, higher R&D costs related to new projects, and costs related to an implementation of a corporate ERP system in 2019.
Operating income for the first nine months of 2019 was $502,000 compared to operating income of $2.8 million in the corresponding period in 2018.
Arotech’s net loss for the first nine months of 2019 was $1.1 million, or $(0.04) per basic and diluted share, compared to net income of $1.4 million, or $0.05 per basic and diluted share, for the corresponding period in 2018.

Adjusted net income per share for the first nine months of 2019 was $0.06, compared to $0.14 for the corresponding period in 2018.
Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) for the first nine months of 2019 was $4.3 million, compared to $6.0 million for the corresponding period of 2018.
Arotech believes information concerning Adjusted EBITDA and Adjusted net income per share enhances overall understanding of Arotech’s current financial performance. Arotech computes Adjusted EBITDA and Adjusted net income per share, which are non-GAAP financial measures, as reflected in the tables below.
Cash Flow Summary
Arotech had net cash used in operating activities of $595,000 for the period ending September 30, 2019, compared to cash provided by operating activities of $3.4 million for the corresponding period in 2018. This use of cash is primarily attributable to the funding of certain long term contracts in the Training and Simulation Division, where milestone payments do not apply, as well as costs incurred prior to the termination of the AAV program. In July 2019, the Company received a $2.0 million partial payment towards the AAV program costs and the funding of the long term contracts in our Training and Simulation division should be significantly completed by the second quarter of 2020.
Balance Sheet Metrics

U.S. $ in thousands	For the Period ended September 30,	For the Period ended December 31,
Balance Sheet Metrics	2019	2018
Cash and cash equivalents	$5,355	$4,445
Total debt	$19,175	$14,066
Line of credit availability	$11,765	$8,219
As of September 30, 2019, Arotech had total debt of $19.2 million, consisting of $10.3 million in short-term bank debt under Arotech’s credit facilities and $8.8 million in long-term loans. This is in comparison to December 31, 2018, when Arotech had total debt of $14.1 million, consisting of $5.5 million in short-term bank debt under its credit facility and $8.6 million in long-term loans. The increase in debt is related to the funding of certain long term contracts in the Company’s Training and Simulation Division and the terminated AAV program which has not been fully settled.
The Company had a current ratio (current assets/current liabilities) of 1.7, compared with the December 31, 2018 current ratio of 2.0.
Arotech’s backlog decreased 4.3% over the same period last year and increased 4.2% over the period ending December 31, 2018.
Backlog Summary

U.S. $ in millions	For the Period Ended,
Backlog	Q3 2019	Q3 2018	Q4 2018
Total	$67.6	$70.7	$64.8

Pending Acquisition of the Company
On September 22, 2019, Arotech entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Argonaut Intermediate, Inc., a Delaware corporation (“Parent”), an affiliate of Greenbriar Equity Group, L.P., and Argonaut Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Parent (“Merger Sub”), providing for the acquisition of Arotech by Parent. Pursuant to the terms of the Merger Agreement, Merger Sub will, at the closing of the transactions contemplated by the Merger Agreement, merge with and into Arotech, and Arotech will survive the merger as a wholly-owned subsidiary of Parent.

About Arotech Corporation
Arotech Corporation is a defense and security company engaged in two business areas: interactive simulation and mobile power systems.
Arotech is incorporated in Delaware, with corporate offices in Ann Arbor, Michigan, and research, development and production subsidiaries in Michigan, South Carolina, and Israel. For more information on Arotech, please visit Arotech’s website at www.arotech.com.
Additional Information about the Proposed Merger Transaction and Where to Find It

This communication relates to the proposed merger transaction involving Arotech Corporation (“Arotech”) and may be deemed to be solicitation material in respect of the proposed merger transaction. In connection with the proposed merger transaction, Arotech filed a definitive proxy statement on Schedule 14A (the “Proxy Statement”) with the SEC on November 4, 2019. This communication is not a substitute for the Proxy Statement or for any other document that Arotech may file with the SEC or send to Arotech’s stockholders in connection with the proposed merger transaction. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF AROTECH ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT AROTECH, THE PROPOSED MERGER TRANSACTION AND RELATED MATTERS. The proposed merger transaction will be submitted to Arotech’s stockholders for their consideration. Investors and security holders will be able to obtain free copies of the Proxy Statement (when available) and other documents filed by Arotech with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed by Arotech with the SEC will also be available free of charge on Arotech’s website at www.arotech.com or by contacting Arotech’s Investor Relations contact at Scott.Schmidt@arotechusa.com.

Participants in the Solicitation

Arotech and its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from Arotech’s stockholders with respect to the proposed merger transaction under the rules of the SEC. Information about the directors and executive officers of Arotech and their ownership of shares of Arotech’s common stock is set forth in its Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the SEC on March 7, 2019, its proxy statement for its 2019 annual meeting of stockholders, which was filed with the SEC on March 22, 2019 and in subsequent documents filed with the SEC, including the Proxy Statement. Additional information regarding the persons who may be deemed participants in the proxy solicitations and a description of their direct and indirect interests in the merger transaction, by security holdings or otherwise, will also be included in the Proxy Statement and other relevant materials to be filed with the SEC when they become available. You may obtain free copies of this document as described above.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Arotech generally identifies forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,”

“predicts,” “potential” or “continue” or the negative of these terms or other similar words. These statements are only predictions. Arotech has based these forward-looking statements largely on its then-current expectations and projections about future events and financial trends as well as the beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Arotech’s control. Arotech’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: (i) risks associated with Arotech’s ability to obtain the stockholder approval required to consummate the proposed merger transaction and the timing of the closing of the proposed merger transaction, including the risks that a condition to closing would not be satisfied within the expected timeframe or at all or that the closing of the proposed merger transaction will not occur; (ii) the outcome of any legal proceedings that may be instituted against the parties and others related to the merger agreement; (iii) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement, (iv) unanticipated difficulties or expenditures relating to the proposed merger transaction, the response of business partners and competitors to the announcement of the proposed merger transaction, and/or potential difficulties in employee retention as a result of the announcement and pendency of the proposed merger transaction; and (v) those risks detailed in Arotech’s most recent Annual Report on Form 10-K and subsequent reports filed with the SEC, as well as other documents that may be filed by Arotech from time to time with the SEC. Accordingly, you should not rely upon forward-looking statements as predictions of future events. Arotech cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. The forward-looking statements made in this communication relate only to events as of the date on which the statements are made. Except as required by applicable law or regulation, Arotech undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

Investor Relations Contact:
Scott Schmidt
Arotech Corporation
1-800-281-0356
Scott.Schmidt@arotechusa.com
Except for the historical information herein, the matters discussed in this news release include forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management’s current knowledge, assumptions, judgment and expectations regarding future performance or events. Although management believes that the expectations reflected in such statements are reasonable, readers are cautioned not to place undue reliance on these forward-looking statements, as they are subject to various risks and uncertainties that may cause actual results to vary materially. These risks and uncertainties include, but are not limited to, risks relating to: product and technology development; the uncertainty of the market for Arotech’s products; changing economic conditions; delay, cancellation or non-renewal, in whole or in part, of contracts or of purchase orders (including as a result of budgetary cuts resulting from automatic sequestration under the Budget Control Act of 2011); and other risk factors detailed in Arotech’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2018, and other filings with the Securities and Exchange Commission. Arotech assumes no obligation to update the information in this release. Reference to Arotech’s website above does not constitute incorporation of any of the information thereon into this press release.

CONDENSED CONSOLIDATED BALANCE SHEET SUMMARY (UNAUDITED)
(U.S. Dollars)

	For the Period ended September 30,	For the Period ended December 31,
	2019	2018
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$5,196,806	$4,222,246
Restricted collateral deposits	157,775	222,712
Trade receivables, net	17,163,788	16,259,809
Contract assets	24,970,939	17,867,896
Other accounts receivable and prepaid expenses	3,628,600	5,989,263
Inventories, net	8,905,529	9,912,748
Total current assets	60,023,437	54,474,674
LONG TERM ASSETS:
Contractual and Israeli statutory severance pay fund	3,883,947	3,427,705
Other long term receivables	537,007	543,205
Property and equipment, net	9,504,583	8,914,247
Right of use asset	5,887,243	—
Other intangible assets, net	4,919,657	4,465,778
Goodwill	46,138,036	46,138,036
Total long term assets	70,870,473	63,488,971
Total assets	$130,893,910	$117,963,645

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Trade payables	$7,882,797	$6,442,919
Other accounts payable and accrued expenses	6,245,907	6,498,045
Current portion of lease obligation	628,294	—
Current portion of long term debt	2,983,905	2,204,653
Short term bank credit	10,334,840	5,500,416
Contract liabilities	7,504,965	7,054,779
Total current liabilities	35,580,708	27,700,812
LONG TERM LIABILITIES:
Contractual and accrued Israeli statutory severance pay	4,682,611	4,125,675
Long term portion of lease obligations	5,569,696	—
Long term portion of debt	5,856,494	6,360,569
Deferred income tax liability	3,219,008	2,863,098
Other long term liabilities	42,364	137,774
Total long-term liabilities	19,370,173	13,487,116
Total liabilities	54,950,881	41,187,928
STOCKHOLDERS’ EQUITY:
Total stockholders’ equity	75,943,029	76,775,717
Total liabilities and stockholders’ equity	$130,893,910	$117,963,645

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (UNAUDITED)
(U.S. Dollars, except share data)

	Nine months ended September 30,		Three months ended September 30,
	2019	2018	2019	2018
Revenues	$67,618,934	$72,967,596	$23,573,731	$23,844,477

Cost of revenues	46,185,133	51,328,827	15,597,611	16,516,663
Research and development expenses	3,206,207	2,518,787	1,110,285	753,792
Selling and marketing expenses	6,214,200	5,647,284	1,870,739	1,837,823
General and administrative expenses	10,579,909	9,413,379	4,193,949	3,201,566
Amortization of intangible assets	931,527	1,298,573	280,662	391,831
Total operating costs and expenses	67,116,976	70,206,850	23,053,246	22,701,675

Operating income	501,958	2,760,746	520,485	1,142,802

Other income (expense), net	(9,944)	5,878	(853)	(1,521)
Financial expense, net	(1,066,027)	(696,232)	(396,170)	(173,345)
Total other expense	(1,075,971)	(690,354)	(397,023)	(174,866)
Income (loss) before income tax expense	(574,013)	2,070,392	123,462	967,936

Income tax expense	504,047	650,765	186,785	227,380
Net income (loss)	(1,078,060)	1,419,627	(63,323)	740,556
Other comprehensive income (loss), net of income tax:
Foreign currency translation adjustment	67,270	(66,162)	—	13,100
Comprehensive income (loss)	(1,010,790)	1,353,465	(63,323)	753,656

Basic net income (loss) per share	$(0.04)	$0.05	$—	$0.03
Diluted net income (loss) per share	$(0.04)	$0.05	$—	$0.03
Weighted average number of shares used in computing basic net income (loss) per share	26,547,045	26,466,948	26,547,045	26,486,152
Weighted average number of shares used in computing diluted net income (loss) per share	26,547,045	26,466,948	26,547,045	26,486,152

Reconciliation of Non-GAAP Financial Measure – Continuing Operations
To supplement Arotech’s consolidated financial statements presented in accordance with U.S. GAAP, Arotech uses a non-GAAP measure, Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA). This non-GAAP measure is provided to enhance overall understanding of Arotech’s current financial performance. Reconciliation of the nearest GAAP measure to adjusted EBITDA follows:

	Nine months ended September 30,		Three months ended September 30,
	2019	2018	2019	2018
Net income (loss) (GAAP measure)	$(1,078,060)	$1,419,627	$(63,323)	$740,556
Add back:
Financial expense – including interest	1,075,971	690,354	397,023	174,866
Income tax (benefit) expense	504,047	650,765	186,785	227,380
Depreciation and amortization expense	2,465,660	2,764,289	802,889	896,989
Other adjustments*	1,333,590	516,654	1,131,461	326,385
Total adjusted EBITDA	$4,301,208	$6,041,689	$2,454,835	$2,366,176

* Includes stock compensation expense, one-time transaction expenses and other non-cash expenses.

CALCULATION OF ADJUSTED NET INCOME PER SHARE
(U.S. $ in thousands, except per share data)

	Nine months ended September 30,		Three months ended September 30,
	2019	2018	2019	2018
Revenue (GAAP measure)	$67,619	$72,968	$23,574	$23,844
Net income (loss) (GAAP measure)	$(1,078)	$1,420	$(63)	$741
Adjustments:
Amortization	932	1,299	281	392
Stock compensation	291	492	89	301
Non-cash taxes	356	507	140	145
Other non-recurring expenses	1,043	25	1,043	25
Net adjustments	$2,622	$2,323	$1,553	$863
Adjusted net income	$1,544	$3,743	$1,490	$1,604
Number of diluted shares	26,665	26,467	26,665	26,486
Adjusted net income per share	$0.06	$0.14	$0.06	$0.06